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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REGARDING REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Acusphere, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACUSPHERE ANNOUNCES CHANGE TO PROXY STATEMENT PROPOSAL AND
CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

        Watertown, MA, June 3, 2005—Acusphere, Inc. (NASDAQ:ACUS) today announced that it had amended its proposal for a new equity incentive plan to be voted on at the upcoming annual meeting of stockholders scheduled for June 16, 2005. The Company has amended the proposal in order to (i) reduce the number of shares reserved for issuance under the Company's proposed 2005 Stock Option and Incentive Plan (the "2005 Plan") from 2,300,000 shares to 1,700,000 shares and (ii) eliminate the so-called "liberal share recycling" provision included in the original version of the 2005 Plan. The Company also announced that it had changed the location of the Acusphere, Inc. annual meeting of stockholders. The date and time of the annual meeting are the same. The meeting will be held at the offices of Goodwin Procter LLP, 23rd Floor, 53 State Street, Boston, Massachusetts 02109, on Thursday, June 16, 2005, at 11:00 a.m., local time. The meeting will be followed by a reception. All investors are invited.

        Acusphere stockholders are urged to read the definitive proxy statement mailed to stockholders on or about April 29, 2005, together with the amendment to proxy statement filed with the Securities and Exchange Commission on June 3, 2005, copies of which amendment will be mailed to stockholders on or about June 3, 2005. These materials include important information and are available free of charge at www.sec.gov. In addition, stockholders may obtain free copies of these materials and other documents filed with the SEC by contacting Investor Relations, Acusphere, Inc., 500 Arsenal Street, Watertown, MA 02472 (Telephone: (617) 925-3444).

About Acusphere, Inc.

        Acusphere is a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using its proprietary microparticle technology. Acusphere's three initial product candidates for which it has clinical data are designed to address unmet clinical needs within cardiology, oncology and asthma. Acusphere's lead product candidate, AI-700, is a cardiovascular drug in Phase 3 clinical development. AI-700 is designed to enable ultrasound to compete more effectively with nuclear stress testing, the leading procedure for detecting coronary heart disease. An estimated 10.7 million procedures are performed each year in the U.S. to detect coronary heart disease, the leading cause of death in the United States. Acusphere's product candidates have been created using proprietary technology that enables Acusphere to control the porosity and size of nanoparticles and microparticles in a versatile manner that enables particles to be customized to address the delivery needs of a variety of drugs. For more information about Acusphere visit the Company's web site at www.acusphere.com.

        "Acusphere" is a trademark of Acusphere, Inc.

Forward-looking Statements

        The Company's presentation and discussion at the above announced meeting and reception may contain forward-looking statements, including statements regarding the successful and timely completion of clinical trials, future financing needs, commercial prospects for the Company's product candidates and technology and prospects for new partnering and business relationships. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses, uncertainties associated with research, development, testing and related regulatory approvals, unproven markets, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, complex manufacturing, high quality requirements for clinical trial materials and the technical challenges associated with obtaining such material, dependence on third-party manufacturers, suppliers and collaborators, loss of key personnel, lack of sales and marketing experience, uncertainties associated with market acceptance and adequacy of reimbursement, technological change, government regulation, and other risks and challenges detailed in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of such presentation. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of such presentation or to reflect the occurrence of unanticipated events.

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Contact: John F. Thero Acusphere, Inc. Sr. Vice President and CFO	Investors: Tel: (617) 925-3444 Email: IR@acusphere.com Media: (617) 648-8800

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ACUSPHERE ANNOUNCES CHANGE TO PROXY STATEMENT PROPOSAL AND CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS